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                                                                   Exhibit 10.38

                     [King Pharmaceuticals, Inc. Letterhead]

Dear John:

      Enclosed are two (2) original copies of the Company's Severance Pay Plan Tier I (with Exhibits) for your review. Effective November 1, 2005, you are eligible to receive the following:

      1. A lump sum in the total amount of SEVEN HUNDRED EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($708,750.00), which represents the following: (1) severance pay for one and one-half years of your annual salary ($315,000.00) in the amount of Four Hundred Seventy-Two Thousand Five Hundred Dollars ($472,500.00), less applicable withholding tax; and (2) one and one-half times your target bonus (50% of your annual salary) in the amount of Two Hundred Thirty-Six Thousand Two Hundred Fifty Dollars ($236,250.00), less applicable withholding tax.

      2. Continued health insurance coverage by the Company until May 30, 2007.

      Please note that BOTH COPIES of EXHIBIT 2 MUST BE COMPLETED AND EXECUTED WITHIN 45 DAYS AFTER THE EFFECTIVE DATE OF YOUR QUALIFIED SEPARATION (see
Section 7 of the Severance Pay Plan). Upon completion, please return BOTH COPIES of the Severance Pay Plan (with all Exhibits) to the following address:

                                 Gregory A. King
                                 King Pharmaceuticals, Inc.
                                 501 Fifth Street
                                 Bristol, TN 37620

      You have the right to revoke and nullify the agreement within seven (7) days of the date of your signature (see Paragraph 15 of Exhibit 2); therefore, your agreement will not become effective or enforceable until the expiration of the 7-day period. If you do not revoke the Agreement within this timeframe, the Company will begin processing your severance payment. Upon receipt of the severance check from Payroll, the Company will forward to you an original copy of the complete Severance Pay Plan (with Exhibits) and the severance check.

      Regarding stock options, the Company will allow you to exercise your outstanding stock options. If you do not revoke or nullify the agreement within
(7) days of the date of your signature on the agreement, all such options shall be vested after the expiration of the 7-day period and shall be exercisable in accordance with the provisions of your Option Agreements and the Company's Stock Option Plans under which the options were granted (collectively, the "Option Agreements"), the terms of which are incorporated herein by reference. Notwithstanding any provisions to the contrary in the Option Agreements and pursuant to the Company's Severance Policy, you shall have the
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John A.A. Bellamy
October 14, 2005
Page 2

right to exercise any and all such options within three (3) months from the effective date of separation. Any and all such options that are not exercised prior to such time shall expire and be null and void. You shall not be eligible for, and shall not receive, any stock option grants after the effective date of your separation, November 1, 2005.

      If you have any questions, please feel free to contact me at (423)
274-8639.

                              Sincerely,

                              /s/ Kurt J. Pomrenke

                              Kurt J. Pomrenke
                              Vice President, Legal Affairs
                              Litigation/Labor & Employment


Enclosure:        Severance Pay Plan (with Exhibits) (2 originals)